EXHIBIT B
                                                                    ---------

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                      March 31, 1999         March 31, 1999
                                    ------------------     -------------------

Operating Expenses:
  Operation Expense                     $  6,123                $ 32,521
  Other Taxes                                300                   2,349
                                        --------                --------

Total Operating Expenses                   6,423                  34,870
                                        --------                --------

Other Income:
  Interest Income                          9,004                  38,836
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                       -
    Enerchange                                 -                       -
                                        --------                --------
                                           9,004                  38,836
                                        --------                --------

Other Deductions:
  Interest                                   176                     177
                                        --------                --------

Pretax Income                              2,405                   3,789
                                        --------                --------

Income Taxes - Current                       731                   5,677
             - Deferred                      111                  (2,088)
                                        --------                --------
                                             842                   3,589
                                        --------                --------

Net Income                              $  1,563                $    200
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